Exhibit 99.1

IMMEDIATE RELEASE	August 17, 2011

NEOPROBE COMPLETES SALE OF GAMMA DETECTION DEVICE BUSINESS TO DEVICOR MEDICAL PRODUCTS

-- Deal Allows Company to Focus on Radiopharmaceutical Product Development and Commercialization --

DUBLIN, OHIO – August 17, 2011 – Neoprobe Corporation (NYSE Amex: NEOP), a diversified developer of innovative oncology surgical and diagnostic products, announced today that it completed the previously announced sale of its neoprobe® GDS line of gamma detection device systems to Devicor Medical Products, Inc. (Devicor) for $30 million in upfront consideration, plus up to an additional $20 million in royalties based on Devicor’s achievement of certain revenue milestones. The sale was approved by Neoprobe’s stockholders on August 15th at the Company’s Annual Meeting.

“With the completion of this sale, Neoprobe transforms into a pure-play radiopharmaceutical company centered on development and commercialization of novel diagnostic and treatment agents for cancer and other significant disease areas,” said Dr. Mark Pykett, Neoprobe President and CEO. “We now turn our focus squarely on the near-term goal of supporting the regulatory review and approval of Lymphoseek® (tilmanocept), on preparing for Lymphoseek’s commercialization and on actively moving forward with other pipeline development opportunities including the in-licensing or acquisition of other attractive agents and our efforts surrounding RIGScan™.”

“As we have highlighted previously, this agreement adds immediate strength to our balance sheet with the potential of significantly more value for shareholders tied to the continued growth of the GDS business under the strong marketing and sales direction of Devicor,” said Brent Larson, Neoprobe Senior Vice President and CFO. “The sale provides Neoprobe with financial flexibility to continue development of our current pipeline products, while aggressively pursuing other product candidates that fit within our strategic direction of building a strong radiopharmaceutical-focused company.”

Earlier this month the Company announced that it had submitted a New Drug Application (NDA) for Lymphoseek to the U.S. Food and Drug Administration (FDA). Neoprobe seeks clearance to market Lymphoseek in the United States for use in Intraoperative Lymphatic Mapping, a surgical oncology procedure in which lymph nodes draining the area around a tumor are identified and biopsied to determine if cancer has spread to the lymph nodes. The Company expects to receive notification from FDA regarding acceptance status of the NDA within 60 days from the date of submission.

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NEOPROBE CORPORATION
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Contacts:

Neoprobe Corporation -- Brent Larson, Sr. VP & CFO – (614) 822-2330

Investor Relations – Michael Rice, LifeSci Advisors -- (201) 408-4923

Public Relations/Media Relations – Mark Marmur, Makovsky & Co. -- (609) 354-8135

About Neoprobe

Neoprobe is a biomedical company focused on development of precision diagnostics that enhance patient care and improve patient benefit.  Neoprobe is actively developing and commercializing targeted agents aimed at the identification of occult (undetected) disease.  The Company’s two lead radiopharmaceutical agent platforms – Lymphoseek® and RIGScan™ – are intended to help surgeons better identify and treat certain types of cancer.  In achieving its goals, our business model leverages collaborations and partnerships with world-class institutions, manufacturing concerns and distribution entities.  Neoprobe’s strategy is to deliver superior growth and stockholder return by bringing to market novel radiopharmaceutical agents and advancing the Company’s pipeline programs through continued investment and selective acquisition or in-licensing of complementary technologies.  For more information, please visit www.neoprobe.com.

The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements within the meaning of the Act.  The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof.  Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.